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EXHIBIT 99.1      PRESS RELEASE






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Monday, March 19, 2001

                                PRESS RELEASE

          Lawrence Financial Holdings, Inc. Announces Date of Annual
                           Meeting of Stockholders


Ironton, Ohio - LAWRENCE FINANCIAL HOLDINGS, INC. (OTCBB:LWFH) today announced that its annual meeting of stockholders will be held at the Company's main office at 311 South Fifth Street, Ironton, Ohio on July 5, 2001 at 4:30 p.m., local time. This will be the first annual meeting since Lawrence Federal Savings Bank converted from a mutual to stock form of organization on December 28, 2000.

      Lawrence Financial Holdings, Inc. is the holding company for Lawrence Federal Savings Bank, a federally chartered savings bank headquartered in Ironton, Ohio. Lawrence Federal operates a total of five full-service banking offices with locations in Ironton, Chesapeake, South Point, Rome and Wheelersburg in southeast Ohio.

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FOR MORE INFORMATION PLEASE CONTACT:

      Lawrence Financial Holdings, Inc., Ironton
      Jack Blair or RobRoy Walters

      Phone:   (740) 532-0263
      Fax:     (740) 532-1885